UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously disclosed in its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on May 30, 2017 (the “Original Form 8-K”), Basic Energy Services, Inc. (the “Company”) reported the voting results of the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 25, 2017. The sole purpose of this amendment is to disclose the Company’s decision regarding the frequency of future stockholder advisory votes on the compensation of its named executive officers. Except as set forth herein, no other modifications have been made to information contained in the Original Form 8-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.

As reported in the Original Form 8-K, at the Annual Meeting, in accordance with the recommendation of the board of directors of the Company (the “Board of Directors”), the Company’s stockholders approved, on an advisory basis, “1 Year” as the preferred frequency of solicitation of stockholder advisory votes on the compensation of the Company’s named executive officers. Consistent with the voting results at the Annual Meeting, the Board of Directors of the Company has determined to hold an annual non-binding advisory vote on executive compensation.

Accordingly, the Company will request an advisory vote on executive compensation annually through 2023, when the next stockholder vote on the frequency of say-on-pay votes is required, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BASIC ENERGY SERVICES, INC.

Date: September 27, 2017	By: /s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer, Treasurer and Secretary